                                                            EXHIBIT 3.1



                          STATE OF DELAWARE

                   OFFICE OF THE SECRETARY OF STATE

                   --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NOBLE DRILLING CORPORATION", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1994, AT 11:45 O'CLOCK A.M.





                               [SEAL]






                                                /s/   EDWARD J. FREEL
                                            -----------------------------------
                       [SEAL]               Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 7240345

                                                      DATE: 09-15-94

                                                                    EXHIBIT 3.1




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           NOBLE DRILLING CORPORATION

         Noble Drilling Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:
         FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on June 9, 1994, adopted the following resolutions proposing and declaring advisable an amendment (the "Amendment") to the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation and calling for the submission of the Amendment to the stockholders of the Corporation entitled to vote in respect thereof for their consideration:

                          "RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation and its stockholders to amend the Certificate of Incorporation by deleting
         Article IV, Section 1 thereof in its entirety and substituting therefor the following:

                          "Section 1.  The total number of shares of all
                 classes of stock which the Corporation shall have authority to issue is 215,000,000, consisting of (1) 15,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 200,000,000 shares of Common Stock, par value $.10 per share ("Common Stock")."

                 RESOLVED FURTHER, that the Board of Directors hereby directs that the foregoing amendment to Article IV of the Certificate of Incorporation be submitted to the stockholders of the Corporation for their adoption and recommends that the stockholders of the Corporation adopt such amendment."

         SECOND: That at a special meeting of stockholders of the Corporation entitled to vote on the Amendment duly called and held on September 15, 1994, such stockholders adopted the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law.

         This Amendment shall become effective at 2:00 p.m., Eastern Daylight Savings Time, on September 15, 1994.

         IN WITNESS WHEREOF, this Amendment has been signed on behalf of the Corporation by its Chairman of the Board, President and Chief Executive Officer as of the 15th day of September, 1994.

                                        NOBLE DRILLING CORPORATION


                                        By:   /s/ JAMES C. DAY
                                             -------------------------------
                                              JAMES C. DAY
                                              Chairman of the Board,
                                              President and Chief Executive
                                              Officer